Loan Contract

Contract No.:EYINYIFEN Ying JIEZI 2012 No. 24

Lender: Hubei Bank Co., Ltd. Yichang Branch (hereinafter referred to as "Party A")
Legal representative/Principal: HUANG Xing Title: President of Branch
Address:                                        Tel:

Borrower: Hubei Minkang Pharmaceutical Co., Ltd. (hereinafter referred to as "Party B")
Legal representative: GU Shuhua   Title: Chairman of the Board of Directors

Address:                              Tel:

[  ]This contract is a business contract under a Credit Agreement (No.: YISHISHANGYINYING SHOUZI 2010 No. 19) (hereinafter referred to as "Credit Agreement") entered into by Party A and Party B. (In case that this clause is applicable to the Credit Agreement, please put "√" inside "□" and fill in relevant information; otherwise, please put "×" inside "□").

Party B filed an application to Party A for a cash flow loan for the purpose of business development. Party A agrees to issue such a loan to Party B based on examination. Party A and Party B have reached an agreement on the following terms and conditions based on sufficient consultation in accordance with relevant laws and regulations and hereby establish this contract.

Article 1     Type of Loan

This loan is a short-term loan.

Article 2      Type of Currency and Amount of Loan

Renminbi (in capital letters) FIVE MILLION RMB ONLY.

Article 3     Purpose of Loan

This loan shall only be used for cash flow purpose. Party B must not use such loan for any other purpose without written consent of Party A.

Article 4      Term of Borrowing and Repayment of Loan

The tem of this loan shall be 12 months, starting from April 5, 2012 until April 5, 2013.

[  ] 4.1 Dates of this loan and the plan for repayment of this loan in installments are shown in the table below (In case that this clause is applicable to the Credit Agreement, please put "√"inside "□" and fill in relevant information; otherwise, please put "×" inside "□".)

Dates of loan				Plan for Repayment of This Loan in Installments
Year	Month	Date	Amount

4.2 In case of any discrepancy between this contract and the loan voucher in terms of term, amount or dates of this loan, the loan voucher shall prevail. As part of this contract, the loan voucher shall have the same legal effect as this contract.

Article 5 Interest Rate and Interest of This Loan

5.1     Interest rate:

5.1.1 The interest rate of this loan shall be the interest rate of any loan issued by any financial institution which is announced by the People's Bank of China on the actual issuance date of this loan or ___/___ (completed with any other date agreed upon by both parties) during a valid 12-36 month period with _upward___ (upward/downward) adjusted benchmark interest rate of 10%;

Or the interest rate of this loan shall be ___/___ ___/___;

5.1.2 The interest rate under this contract shall be the interest rate mentioned in the loan voucher;

5.1.3 In case that Party B fails to use this loan in accordance with this contract, an additional interest rate of 100% shall be paid based on the original interest rate for any part of the loan used for any other purpose than the purpose under this contract from the day when the purpose has been changed;

In case that Party B fails to repay this loan on the due date, an additional interest rate of 50% shall be paid based on the original interest rate for any overdue part of this loan from the day when this loan becomes overdue;

In case that this loan has become overdue and in the meantime has been used for any other purpose than the purpose under this contract, interest shall be paid at any higher rate mentioned above;

5.1.4 In case of any change in the interest rate of loan made by the People's Bank of China during the term of this loan, the interest rate of any short-term loan shall be the interest rate under this contract, while the interest rate of any long/mid-term loan shall be changed from January 1 of the coming year;

5.1.5 In case of any change in any rule of the interest rate of loan made by the
People's Bank of China during the term of this loan, relevant rules of the People's Bank of China shall be observed.

5.2 Computation of interest: Interest of this loan shall be computed based on the actual issuance amount of loan and the actual number of days that have elapsed from the day when this loan has been transferred to Party B's account. The interest shall be computed once every month on the ___of each ___.

5.3 Payment of interest: Party B must pay interest by the day of interest computation. Party A may directly deduct the interest from Party B's account of deposit. In case that Party B fails to pay interest on the due date, Party A has the right to charge compound interest for any interest unpaid by the due date.

5.4 Matters provided otherwise:                /             /
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Article 6 Terms and Conditions for Guarantee

6.1 This loan and interest of this loan along with any other related expenses under this contract shall be guaranteed by                   /                as a guarantor who designated by Party B. Such guarantor must present a copy of irrevocable letter of guarantee to Party A, and/or

6.2 Hubei Minkang Pharmaceutical Co., Ltd. or                  /
(individual) has mortgaged (pledged) a real estate which is owned or can be disposed by it according to law for the loan under this contract. Both parties shall otherwise sign a mortgage (pledge) contract.

Article 7 Party B's Rights and Obligations

7.1 Party B shall enjoy the following rights:

7.1.1 Party B has the right to draw and use this loan in full amount in accordance with this contract;

7.1.2 Party B has the right to reject any additional condition to this contract;

7.1.3 Party B has the right to transfer any of its liability to a third party with Party A's written consent.

7.2 Party B shall assume the following obligations:

7.2.1 Party B shall provide any truthful document or data and truthful information of all of Party B's banks of account, account numbers and balance of deposits as required by Party A, and Party B shall provide cooperation to Party A in any of Party A's investigations, inspections and examinations;

7.2.2 Party B shall accept any of Party A's supervision on any of Party B's credit funds and relevant production, business operation and financial activities;

7.2.3 Party B shall use this loan for the purpose under this contract;

7.2.4 Party B shall repay this loan and pay the interest of this loan in the amount by the due date under this contract;

7.2.5 Where Party B desires to transfer partial or all of its liabilities under this contract to a third party, Party B shall have Party A's written consent;

7.2.6 In case of any of the following circumstance, Party B shall immediately report to Party A, and Party B shall take any measure to guarantee repayment of this loan and payment of interest of this loan and all other expenses under this contract as required by Party A:

7.2.6.1 In case of any serious financial loss, loss of assets or any other financial crisis;

7.2.6.2 In order to avoid any loss resulting from any loan, guarantee provided, or any of self-owned assets (rights) mortgaged (pledged) for interests of a third party or protection of a third party;

7.2.6.3 In case of any change such as merger (acquisition), division, restructure, joint venture (cooperation), transfer of right of property and reform of shareholding;

7.2.6.4 In case of discontinuation of business, invalidation or cancellation of business license, applying or being applied for bankruptcy or dissolution;

7.2.6.5 In case of any serious crisis in business operation or finance of any of Party B's controlling shareholder or other affiliated company, which has affected Party B's normal operation;

7.2.6.6 In case of any significant non-arm's length transaction with any of Party B's controlling shareholder and other affiliated company, which has affected Party B's normal business operation;

7.2.6.7 In case of any lawsuit, arbitration or criminal or administrative punishment which has caused any serious and unfavorable consequence to Party B's business operation or property;

7.2.6.8 In case of any other important matter which may affect Party B's solvency.

Article 8 Party A's Rights and Obligations

8.1 Party A shall enjoy the following rights:

8.1.1 Party A has the right to require Party B to repay this loan and pay interest of this loan by the due date;

8.1.2 Party A has the right to require Party B to provide any material related to this loan;

8.1.3 Party A has the right to know about Party B's business operation and finance;

8.1.4 Party A has the right to supervise Party B's use of this loan for the purpose under this contract;

8.1.5 Party A has the right to directly transfer repayment for this loan and payment for interest of this loan from Party B's account.

8.1.6 Where Party B fails to perform any of its obligations under this contract, Party A has the right to require Party B to repay this loan in advance or cease issuance of any part of this loan which has not been used by Party B in accordance with this contract;

8.1.7 In case of Party B's involvement in any of the circumstances mentioned in the above Clause 7.2.6, Party A has the right to require Party B to repay this loan and pay the interest of this loan and all other expenses under this contract, or transfer all liabilities under this contract to any beneficiary whom Party A agrees to accept, or provide/add any measure for guarantee which Party A agrees to accept.

8.2 Party A shall assume the following obligations:

8.2.1 Party A shall issue this loan to Party B according to conditions under this contract;

8.2.2 Party A shall keep any of Party B's liability, finance, production and business operation confidential unless otherwise provided by law.

Article 9 Party B Shall Establish Commitments About the Following Matters:

9.1 Party B is an enterprise which has been incorporated in accordance with Chinese law and has been existing legally, and Party B is eligible to sign and perform this contract based on its corporate capacity and its sufficient capacity for civil conduct.

9.2 Party B has been thoroughly authorized by the board of directors or any other authority to sign and perform this contract.

9.3 Any document, data and certificate related to Party B, the guarantor or any collateral mortgaged (pledged) provided by Party B shall be truthful, accurate, complete and valid without containing any serious error which is inconsistent with any fact or missing of any important fact.

9.4 No lawsuit, arbitration or criminal or administrative sanction which has brought any serious and unfavorable consequence to Party B or any of Party B's major properties has taken place upon signing of this contract, and it is expected that no such lawsuit, arbitration or criminal or administrative sanction will take place in the process of performance of this contract. In case of any such lawsuit, arbitration or criminal or administrative sanction, Party B shall immediately notify Party A.

9.5 Party B shall strictly abide by all state laws and regulations in the process of business operation, develop any of its business within the scope of business specified by Party B's Business License for Enterprise's Legal Person strictly, and go through procedures for registration of the annual inspection against enterprise (Legal Person) on time.

9.6 Party B shall maintain or improve its level of business operation and management, guarantee maintenance and increment of the value of Party B's existing assets, shall not waive any of its due creditor's right, and shall not dispose any of its existing major properties free of charge or in any other inappropriate way.

9.7 Party B has not had any significant event which will unavoidably affect performance of any of Party B's obligations under this contract upon signing of this contract.

Article 10 Repayment of This Loan Ahead of Schedule

10.1 Party B may request repayment of this loan ahead of schedule with Party B's consent.

10.2 In case of Party B's repayment of this loan ahead of schedule, the interest rate shall be calculated in accordance with this contract.

Article 11 Extension of Loan

In case that Party B is unable to make repayment of this loan under this contract by the due date and needs to handle extension of this loan, Party B shall file an application in writing to Party A one month ahead of expiration of this contract; where Party A agrees on such extension based on examination, Party A and Party B shall otherwise sign the Agreement of Extension of Term of Loan Contract. In case that Party A disagrees with such extension, this contract shall be still valid. With respect to any part of this loan or unpaid interest which Party B has used, repayment shall be made in accordance with this contract.

Article 12 Expenses

In case of any expense incurred by any investigation of credit, examination or notarization related to this contract, and Party B's failure to make repayment of this loan and payment of interest of this loan and unpaid expenses by the due date, Party B shall assume all bills of attorney, lawsuit and business travel paid by Party A for realization of its creditor's rights, and Party B shall authorize Party A to deduct such expenses from Party B's bank account. In case of any insufficient payment, Party B shall establish a commitment of make repayment in full amount upon receipt of Party A's notification without any supporting material provided by Party A.

Article 13 Breach of This Contract and Handling of Breach of This Contract

13.1 In case of any of the following circumstances related to Party B, it shall be deemed breach of this contract:

13.1.1 Breach of Clause 7.2.1 of this contract in which Party B provides any false information to Party A, conceals any truthful and important information from Party A, refuse to provide any cooperation to Party A in investigation, inspection or examination, or refuse to make any correction during a overdue period despite Party A's requests Party B to make correction within a reasonable period;

13.1.2 Breach of Clause 7.2.2 under this contract in which Party B refuse to accept or evade Party A's supervision on Party B's credit funds, production, business operation or finance;

13.1.3 Breach of Clause 7.2.3 under this contract where Party B fails to use this loan for the purpose under this contract;

13.1.4 Breach of Clause 7.2.4 in which Party B fails to repay this loan and pay the interest of this loan in full amount by the due date in accordance with this contract;

13.1.5 Breach of Clause 7.2.5 under this contract in which Party B has transferred any of its liability under this contract to a third party without Party A's consent, which impairs Party A's interests;

13.1.6 Breach of Clause 7.2.6 under this contract in which Party B fails to notify Party A of Party B's involvement in such circumstance, or Party B fails to provide cooperation in Party A's requirement of adding any measure for guaranteeing repayment of any of liabilities under this contract for Party B upon Party A's being informed of Party B's involvement in such circumstance, or withdrawal of this loan by Party A due to Party As' opinion that such circumstance will affect safety of the loan;

13.1.7 Breach of Clause 9.1, Clause 9.2 and Clause 9.4 under this contract in which any of Party A's interests has been impaired, or breach of Clause 9.3, Clause 9.5, Clause 9.6 and Clause 9.7 in which Party B fails to make immediate correction required by Party A and thereof any of Party A's interests has been impaired;

13.1.8 Party B's involvement in any other circumstances which affects any of Party A's interests according to Party A's opinion.

13.2 Where the guarantor has been involved in any of the following circumstances and Party A thereof requires the guarantor to remove any unfavorable influence caused accordingly due to Party A's opinion that such involvement may affect the guarantor's ability to provide warranty, or Party A requires Party B to add any condition of guarantee or replace any of the existing condition for guarantee, but where the guarantor and Party B fail to provide cooperation, they shall be deemed breach of this contract;

13.2.1 In case of circumstances which is similar to any of Clause 7.2.6 under this contract;

13.2.2 Providing false information of its ability to assume the obligation of guarantee upon issuing the irrevocable letter of guarantee, or failure to have the authorization of relevant authority;

13.2.3 Failure to go through procedures for registration of the annual inspection on time;

13.2.4 Negligence of managing and claiming its due creditor's rights, or disposing any of its existing major properties free of charge or in any other inappropriate way.

13.3 Where the mortgagor (or pledgor) has been involved in any of the following circumstances, and Party A thereof thinks such circumstance may cause failure of mortgage (or pledge) or insufficient value of any collateral mortgaged (pledged) and thereof requires the mortgagor (or pledgor) to remove any unfavorable influence, or requires Party B to add any condition for guarantee or replace any of the existing conditions of guarantee, and the mortgagor (or pledgor) fail to provide cooperation;

13.3.1 Having no ownership of or right of disposal to any collateral mortgaged (or pledged), or the ownership is disputable;

13.3.2 Withholding any information that any collateral mortgaged (or pledged) are owned by more than one party, or has been leased, sealed up or controlled;

13.3.3 Where the mortgagor transfers, leases or re-mortgage any collateral mortgaged or disposes such collateral in an inappropriate way without Party A's written consent;

13.3.4 Where the mortgagor fails to take care of, maintain or repair any collateral mortgaged, which leads to any obvious disparagement of the value of such collateral; or any act of the mortgagor directly endangers any collateral mortgaged, which leads to depreciation of the value of such collateral; or the mortgagor fails to apply for any insurance for any collateral mortgaged as required by Party A during the term of mortgage.

13.4 In case of any breach of contract mentioned in Clause 13.1, Clause 13.2 and Clause 13.3, Party A has the right to take the following measures at the same time or one after another, and to which Party B shall have no any objection;

13.4.1 Discontinuing issuance of any part of this loan which Party A has not used;

13.4.2 Withdrawing any issued part of this loan and interest of this loan and related expenses ahead of schedule;

13.4.3 Directly deducting any deposit on Party B's settlement account or any other account of Party B so as to pay off all of Party B's liabilities under this contract;

13.4.4 Claiming in accordance with Article 16 under this contract.

Article 14 Alteration and Termination of This Contract

This contract may be altered and terminated based on consultation and agreement reached between Party A and Party B. This contract shall remain valid before any written agreement has been reached. No party may alter, modify or terminate this contract without the other party's consent.

Article 15 Miscellaneous

15.1 Any of Party A's tolerances of any of Party B's breach or delay of this contract, permission of extension of this contract or postponing of execution of any right or interest which Party A shall enjoy under this contract during the term of validity of this contract must not impair, affect or restrict any right or interest which Party A shall enjoy in accordance with this contract and relevant laws and regulations as a creditor, must not be deemed Party A's permission or approval of any breach of this contract, and must not be deemed a waiver of Party A's right to take any action against any existing or future breach of this contract.

15.2 In case that this contract has become invalid or partially invalid for any reason, Party B shall perform all of its responsibilities for making repayment. In case of any of aforesaid circumstances, Party A has the right to terminate this contract, and Party A may immediately demand repayment of this loan and payment of interest of this loan and other related expenses under this contract from Party B.

15.3 Any of Party A or Party B's notifications or requirements related to this contract shall be handled in writing. In case that any of Party A's telex or telegraph has been sent to Party B or any of Party A's mail to Party B has been delivered to a post office, such telex, telegraph or mail shall be deemed reaching Party B.

15.4 The loan voucher for this loan and any additional written agreement reached by Party A and Party B on any matter not covered by this contract or changed matter shall be used as the appendix to this contract and shall constitute an indivisible part of this contract.

15.5 Party A has the right to issue this loan after the guarantor has gone through the procedures for guaranty, mortgage and pledge. In case that the guarantor fails to go through the procedures for guaranty, mortgage and pledge within three days upon execution of this contract, Party A has the right to dissolute this contract without bearing any liability.

Article 16. Applicable Laws and Solution of Disputes

16.1 Laws of the People's Republic of China are applicable to conclusion, interpretation and any dispute of this contract. Rights and interests of Party A and Party B shall be protected by laws of the People's Republic of China.

16.2 Any dispute arising from performance of this contract by Party A and Party B shall be solved by both parties through consultation. In case of failure of consultation, any party may (put "√"inside the bracket to indicate the choice of either of the following items):

(√) 16.2.1 To file a lawsuit at the court in the location where this contract is signed;

(×) 16.2.2 To apply for arbitration to Yichang Arbitration Committee.

16.3 Party A may directly apply for enforcement to relevant people's court with jurisdiction for the purpose of claim any due liability of Party B under this contract after Party A and Party B have this contract notarized so as to effect this contract enforceable.

16.4 This contract shall be signed at No.109 ZhenZhu Road, Xiling District, Yichang, Hubei province.

Article 17 Other Matters

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Article 18 Effect of This Contract

18.1 This contract shall come into effect from the day when this contract has been signed by persons who have been authorized to affix their signatures to this contract or affix seals of their names and seals of their respective companies to this contract (if Party B is a natural person, this contract will come into force from the day when this contract has been signed by persons who have been authorized by Party A to affix their signatures to this contract or affix seals of their names and affix seals of Party A to this contract and Party B signs this contract). This contract will lose its effect automatically from the day when repayment of this loan and payment of interest of this loan and all related expenses have been completed.

18.2 This contract shall be formulated in triplicate with same legal effect each and two copies held by Party A and one copy held by Party B, ___, ___ and ___.

Article 19    Reminder

The borrower has reminded the lender to have a thorough and correct understanding of all terms and conditions under this contract, and has provided notes to relevant terms and conditions as the lender requests. Parties of this contract have a common understanding of the meaning of this contract.

Party A (company's seal)                                 Party B (company's seal)

Hubei Bank Co., Ltd. Yichang Branch            Hubei Minkang Pharmaceutical Co., Ltd.

Authorized person                                          Authorized person

(signature or seal of name)                            (signature or seal of name)

(seal of name) HUANG Xing                        (seal of name) GU Shuhua

Date: this __ day of ___, ___                       Date: this ___ day of ____, ____